UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2005
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
4643 South Ulster Street, Suite 1300 Denver CO 80237
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
The information contained in the press release attached to this Current Report on Form 8-K as Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.
Item 8.01. Other Events.
On December 12, 2005, the Registrant announced that, following the receipt of regulatory approval, UPC Ireland B.V., a wholly owned subsidiary of the Registrant (“UPC Ireland”), had completed its acquisition (the “Acquisition”) of MS Irish Cable Holdings B.V. (“MS Irish Cable”), which owns NTL Communications (Ireland) Limited, NTL Irish Networks Limited and certain related assets (“NTL Ireland”). NTL Ireland provides cable television and broadband Internet services to residential customers and managed network services to corporate customers in Ireland.
The Acquisition was effected pursuant to a sale and purchase agreement, dated May 9, 2005 (the “Purchase Agreement”), among Morgan Stanley Dean Witter Equity Funding, Inc. (“MSDW Equity”), UPC Ireland and United Pan Europe Communications N.V. (“UPC”). Under the terms of the Purchase Agreement, UPC Ireland and UPC were responsible for any losses to be incurred by MSDW Equity in connection with its acquisition, ownership and ultimate disposition of NTL Ireland. As a result of this obligation, Liberty Media International, Inc. (“LMI”), which consolidates UPC Ireland and UPC, was required to consolidate MS Irish Cable and its subsidiaries, including NTL Ireland, as of the May 9, 2005 closing date of MS Irish Cable’s acquisition of NTL Ireland (the “MS Irish Closing Date”), even though title to the assets would not pass to UPC Ireland until regulatory approval was received. LMI is the predecessor reporting company of the Registrant as a result of the June 15, 2005 business combination transaction pursuant to which LMI and UnitedGlobalCom, Inc. became wholly owned subsidiaries of the Registrant.
In connection with the execution of the Purchase Agreement, LMI reported the Purchase Agreement and certain related matters under Item 2.01 of its Current Report on Form 8-K, dated May 9, 2005 (File No. 000-50671) (the “LMI 8-K”), and filed NTL Ireland’s combined financial statements for the year ended December 31, 2004 and LMI’s unaudited condensed pro forma combined financial statements for the year ended December 31, 2004 with the LMI 8-K. LMI’s filing obligations, and thus the Registrant’s filing obligations, under Item 2.01 of Form 8-K with respect to the Acquisition were satisfied by the filing of the LMI 8-K. The Registrant is filing this Item 8.01 solely to report the passing of title to the acquired assets to UPC Ireland under the Purchase Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2005

LIBERTY GLOBAL, INC.
By:	/s/ Leonard P. Stegman
	Name:	Leonard P. Stegman
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release of Liberty Global, dated December 12, 2005